NaturalNano Issues 2007 Year-in-Review Letter to Shareholders

ROCHESTER, N.Y. – April 24, 2008 – NaturalNano, Inc. (OTCBB: NNAN) (FWB: N3N), a developer of advanced nanomaterials and extended release nanotechnologies, today issued the following 2007 year-in-review letter to shareholders from President Cathy Fleischer, Ph.D.:

“When I took the helm of NaturalNano a little over a year ago, I knew that refocusing and rebuilding the Company was going to be a significant challenge. I am pleased to report that we have achieved many exciting milestones that make me highly optimistic about the future of NaturalNano.

In the last year, I focused NaturalNano’s halloysite nanotube (HNT™) technology on our first product, Pleximer™, to get to market quickly. Concurrently, we built a world-class technical team of Ph.D. scientists and engineers, a state-of-the-art laboratory and established joint development partners at strategic levels in the plastics molding industry. Most importantly, we accomplished something virtually unheard of in the industry – we moved from invention to commercial product in less than a year with Pleximer, our turn-key additive for creating stronger, lighter and less expensive products for the $40 billion polymer composites market. We delivered on our commitment to commercialize our first product in 2007.

As we move into 2008, our joint development partnership with global manufacturer Cascade Engineering, a recognized leader in the plastics industry, is maturing and expected to generate revenue in 2008. This will represent the launch of the first jointly developed product incorporating our HNT technology.

We also expect to begin to realize the full potential of HNT technology, through its unique capability for controlled release of fragrances, vitamins, antimicrobial compounds and other active agents. We already have a funded development award from one of the world’s leading global consumer products manufacturers, and are in negotiations with multiple Fortune 500 companies regarding funded joint development agreements in new HNT applications in degradable polymers, fabrics, cosmeceuticals, electronics and coatings. These partnerships are fueled by our exclusive license from the U.S. Naval Research Laboratory (NRL) for controlled release technology across a broad range of multi-billion dollar industries in fields including cosmetics, household products, agri-chemical and drug delivery. Successful negotiation of this license from the NRL was a key accomplishment for us in 2007, and has wide-ranging impact across our industry, in addition to near-term revenue potential.

Great progress has been made, but I only wish I could share more details about these partners and product discoveries. We often are required to remain silent regarding our partners’ names and project details in the early stages of our joint projects. I believe the best is yet to come as we hold ourselves to the ideal that we can improve people’s lives through technological advances.

On behalf of the Board of Directors and management team at NaturalNano, I want to thank all of our shareholders who recognize the long-term growth prospects of our Company. We remain grateful for the support of all of our shareholders, strategic partners and staff, each of whom are key to our future success.”

About NaturalNano, Inc.

NaturalNano, Inc. (www.naturalnano.com) (OTCBB: NNAN) (FWB: N3N) is a materials science company focused on developing and commercializing advanced nanocomposites and extended release nanotechnologies. Based in Rochester, NY, the Company is focused on additive technologies and processes, including its proprietary Pleximer™ polymer additive, that add value to industrial polymers, plastics and composites, as well as consumer and industrial products. NaturalNano holds and licenses over 25 patents and applications, as well as proprietary know-how for extraction and separation processes, compositions, and derivatives of Halloysite and other nanotubes. For more information, visit http://www.naturalnano.com

Certain statements in this press release may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When the words “believes,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Information concerning factors that could cause our actual results to differ materially from these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

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Contact:

Patrick Kane, Karen Keller

Lambert, Edwards & Associates

616.233.0500 / pkane@lambert-edwards.com